UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2021

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37348	46-4348039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 963-0100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 18, 2021, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report Barbara White’s resignation as Chief Medical Officer. The Company is filing this amendment to the Original Form 8-K to disclose the terms of the Separation and General Release Agreement and the Consulting Agreement, each agreement by and between Dr. White and the Company. No other modifications have been made to the Original Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2021, Dr. White and the Company entered into a Separation and General Release Agreement (the “Separation Agreement”) related to Dr. White’s resignation as Chief Medical Officer from the Company.

Pursuant to the terms of the Separation Agreement, Dr. White and the Company agreed, among other things, that Dr. White’s last day of employment with the Company was September 17, 2021 (the “Separation Date”) and that: (i) the Company will pay Dr. White an aggregate amount of $454,400 for the twelve month period following the effective date of the Separation Agreement; (ii) provided that Dr. White completes and timely files all necessary COBRA election documentation, the Company will reimburse Dr. White for her COBRA premiums for 12 months after the effective date of the Separation Agreement; and (iii) the Company will grant Dr. White an extension of the period of time that Dr. White may exercise any vested stock options as of the Separation Date, until June 17, 2023. The Separation Agreement further provides for general release, cooperation and non-disclosure provisions in favor of the Company. All benefits described above are subject to required tax withholding.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	10.1	Separation and General Release Agreement between the Company and Barbara White, dated September 17, 2021.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Date: September 22, 2021	By:	/s/ Yuval Cohen
	Name:	Yuval Cohen, Ph.D.
	Title:	Chief Executive Officer

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